Exhibit 99

FOR IMMEDIATE RELEASE

May 3, 2006

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, Mark_Lazenby@Dom.com
Analysts:	Joseph O’Hare (804) 819-2156, Joseph_OHare@Dom.com Laura Kottkamp (804) 819-2254, Laura_E_Kottkamp@Dom.com

DOMINION ANNOUNCES FIRST QUARTER 2006 EARNINGS

• Company affirms 2006 earnings guidance
• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. - Dominion (NYSE: D) announced today unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended March 31, 2006, of $534 million ($1.53 per share) compared to net income of $429 million ($1.25 per share) for the same period last year.

Operating earnings for the three months ended March 31, 2006, were $567 million ($1.63 per share) compared to operating earnings of $492 million ($1.44 per share) for the three months ended March 31, 2005. Operating earnings are defined as GAAP earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, reporting to the board of directors and for the company’s annual incentive plan. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2006 and 2005 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Tom Farrell, president and chief executive officer, said:

“We are very pleased with our first quarter results. After normalizing for warmer-than-normal weather in our utility service areas, and the mark-to-market benefit on de-designated hedges, operating earnings exceeded our internal expectations. This is largely due to the higher-than-expected oil production in the Gulf of Mexico.

“In anticipation of continued operating excellence and the expected full recovery of our Gulf of Mexico gas and oil operations, we are affirming our full-year operating earnings guidance of $5.05 to $5.25 per share.”

In affirming 2006 operating earnings guidance, the company notes that there could be differences between expected GAAP and operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. Dominion management is not able to estimate the impact, if any, of these items on GAAP earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for operating earnings guidance.

First-quarter 2006 results compared to guidance assumptions

While Dominion’s first-quarter 2006 results exceeded internal expectations, largely due to higher-than-expected oil production in the Gulf of Mexico, differences between actual and expected commodity prices and weather affected certain aspects of the company’s business in a generally offsetting manner. Lower-than-expected natural gas prices had a favorable effect on Virginia fuel expenses, variable gas and oil production costs, and the mark-to-market valuation of remaining de-designated hedges. However, lower-than-expected natural gas prices had an unfavorable effect on unhedged natural gas sales revenue. Warmer-than-normal weather had a favorable effect on Virginia fuel expenses but an unfavorable effect on electric and natural gas utility sales.

Complete details of first-quarter 2006 results compared to guidance assumptions can be found on Schedule 4 of this release.

First-quarter 2006 operating earnings compared to 2005

First-quarter 2006 operating earnings of $1.63 per share compares to $1.44 per share in the first quarter of 2005. The increase is primarily attributable to increased oil production and gas and oil prices, higher contributions from the company’s merchant generation and producer services businesses, and a mark-to-market benefit from hedges de-designated following the 2005 hurricanes. These benefits were partially offset by warmer-than-normal weather in the company’s electric and natural gas utility service areas, higher Virginia fuel expenses and the absence of business interruption insurance proceeds recorded in the first quarter of 2005.

Complete details of first-quarter 2006 operating earnings compared to 2005 can be found on Schedule 5 of this release.

Second-quarter 2006 operating earnings assumptions

In the second-quarter 2005, Dominion recorded operating earnings of 99 cents per share and GAAP earnings of 97 cents per share. Second-quarter 2006 drivers that compare favorably to second-quarter 2005 include higher expected natural gas and oil production and prices and the absence of a scheduled refueling outage at Millstone. Favorable drivers in the second quarter of 2005 not expected to recur in 2006 include business interruption insurance proceeds from Hurricane Ivan and gains from the sale of excess emissions allowances.

Dominion’s second-quarter 2006 operating earnings assumptions compared to 2005 can be found on Schedule 6 of this release.

May 22 analyst meeting

Dominion will host an analyst meeting at The Fairmont Copley Plaza Hotel in Boston on Monday, May 22, at which management will provide preliminary guidance for its 2007 and 2008 earnings and cash flow with supporting drivers and assumptions. Individuals interested in attending the meeting that begins at 9:00 a.m. EDT should register at http://www.dom.com/investors/rsvp.jsp or contact investor relations at (804) 819-2155. The presentation and question and answer period that follows will be Web cast.

Conference call today

Dominion will host its first-quarter earnings conference call at 10 a.m. EDT on Wednesday, May 3, at which time Dominion management will discuss first quarter financial results.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.” International callers should dial (334) 323-9871. Participants should dial in 10 to 15 minutes prior to the scheduled start time. Members of the media also are invited to listen.

A live Web cast of the conference call will be available on the company’s investor information page at http://www.dom.com/investors/.

A replay of the conference call will be available beginning about 1 p.m. EDT May 3 and lasting until 11 p.m. EDT May 10. Domestic callers may access the recording by dialing (877) 919-4059. International callers should dial (334) 323-7226. The PIN for the replay is 17824085. Additionally, a replay of the Web cast will be available on the company’s investor information page by the end of the day May 3.

Dominion is one of the nation's largest producers of energy, with a portfolio of about 28,100 megawatts of generation, about 6.3 trillion cubic feet equivalent of proved natural gas reserves and 7,800 miles of natural gas transmission pipeline. Dominion also operates the nation's largest underground natural gas storage system with about 950 billion cubic feet of storage capacity and serves retail energy customers in nine states. For more information about Dominion, visit the company's Web site at http://www.dom.com/.

This release contains forward-looking statements including our expectations for 2006 financial results that are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as the timing of the closing dates of acquisitions or divestitures, realization of and timing of the receipt of expected business interruption insurance proceeds and decreased availability of business interruption insurance on commercially reasonable terms, estimates of future market conditions, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the behavior of other market participants, and the effects of hurricanes on our operations, oil and gas production and realized prices. Other factors include, but are not limited to, weather conditions, governmental regulations, economic conditions in the company's service area, fluctuations in energy-related commodity prices, including changes in the cost of fuel for our regulated electric business, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates recoverable by Dominion, transitional issues related to the transfer of control over electric transmission facilities to a regional transmission organization, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

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Schedule 1 - Segment Operating Earnings

Unaudited
(millions, except earnings per share)	Three months ended March 31
	2006	2005	Change
Operating Revenue (GAAP Based)	$4,957	$4,736	$221

Earnings:
Dominion Delivery	$156	$184	$(28)
Dominion Energy	107	99	8
Dominion Generation	132	145	(13)
Dominion Exploration & Production	230	112	118
Corporate	(58)	(48)	(10)
OPERATING EARNINGS	$567	$492	$75
Items excluded from operating earnings (1)	(33)	(63)	30
GAAP EARNINGS	$534	$429	$105

Common Shares Outstanding (average, diluted)	348.1	342.3

Earnings Per Share (EPS):
Dominion Delivery	$0.45	$0.54	$(0.09)
Dominion Energy	0.31	0.29	0.02
Dominion Generation	0.38	0.42	(0.04)
Dominion Exploration & Production	0.66	0.33	0.33
Corporate	(0.17)	(0.14)	(0.03)
OPERATING EARNINGS	$1.63	$1.44	$0.19
Items excluded from operating earnings (1)	(0.10)	(0.19)	0.09
GAAP EARNINGS	$1.53	$1.25	$0.28

(1) Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 2 - Reconciliation of 2006 Operating Earnings to GAAP

2006 Earnings (Three months ended March 31, 2006)

The net effects of the following items, all shown on an after-tax basis, are included in 2006 reported earnings, but are excluded from operating earnings:

•	$21 million in net charges related to the pending sale of Dominion Peoples and Dominion Hope natural gas local distribution companies;

•	$6 million in charges related to the impacts of Hurricanes Katrina and Rita, primarily reflecting employee temporary relocation expenses; and

•	$6 million in charges related to the write-off of a deferred merchant generation gas transportation contract.

(millions, except per share amounts)	1Q06	2Q06	3Q06	4Q06	YTD 2006
Operating earnings	$567				$567
Items excluded from operating earnings (after-tax):
Net charges related to the pending sale of Dominion Peoples	(21)				(21)
and Dominion Hope natural gas distribution companies
Hurricanes Katrina and Rita	(6)				(6)
Merchant generation contract write-off	(6)				(6)
Total items excluded from operating earnings	(33)				(33)
Reported net income	$534				$534

Common shares outstanding (average, diluted)	348.1				348.1

Operating earnings per share	$1.63				$1.63
Items excluded from operating earnings (after-tax)	(0.10)				(0.10)
Reported earnings per share	$1.53				$1.53

*	Figures may not add due to rounding.
Full-year EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2005 Operating Earnings to GAAP

2005 Earnings (Twelve months ended December 31, 2005)

The net effects of the following items, all shown on an after-tax basis, are included in 2005 reported earnings, but are excluded from operating earnings:

•
$375 million in charges related to the impacts of Hurricanes Katrina and Rita, primarily reflecting the de-designation of hedge contracts resulting from the delay of natural gas and oil production following the hurricanes;

•
$65 million in charges related to a $51 million impairment of a note receivable from Calpine and $14 million primarily from the sale of the company’s equity interests in certain non-core merchant generation facilities;

•	$44 million in net charges related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities;

•	$32 million in net charges related to exiting certain businesses consisting of:

•	$22 million in net charges related to Dominion Capital;

•	$13 million in net charges connected to trading activities discontinued in 2004, including the Batesville long-term power-tolling contract divested in the second quarter of 2005, and other activities;

•	$2 million in net charges related to miscellaneous asset impairments; and

•	$5 million benefit related to our discontinued telecommunications operations; and

•	$9 million in other charges including the cumulative effect of adopting Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations.

(millions, except per share amounts)	1Q05	2Q05	3Q05	4Q05	YTD 2005
Operating earnings	$492	$340	$373	$353	$1,558
Items excluded from operating earnings (after-tax):
Hurricanes Katrina and Rita			(364)	(11)	(375)
Impairment of investments				(65)	(65)
NUG Buyouts	(45)			1	(44)
Charges related to exiting certain businesses	(18)	(8)	6	(12)	(32)
Other including changes in accounting				(9)	(9)
Total items excluded from operating earnings	(63)	(8)	(358)	(96)	(525)
Reported net income	$429	$332	$15	$257	$1,033

Common shares outstanding (average, diluted)	342.3	342.0	345.0	348.2	344.4

Operating earnings per share	$1.44	$0.99	$1.08	$1.02	$4.53
Items excluded from operating earnings (after-tax)	(0.19)	(0.02)	(1.04)	(0.28)	(1.53)
Reported earnings per share	$1.25	$0.97	$0.04	$0.74	$3.00

*	Figures may not add due to rounding.
Full-year EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Comparison of 1Q06 Guidance Assumptions to Actual

	Three months ended March 31

	1Q05	1Q06	1Q06
Description	Actual	Guidance	Actual

Natural Gas Production (Bcf)	77	75 - 77	74
Oil Production (mmbbls)	3.8	4.0 - 4.5	6.1
Equivalent Natural Gas Production (Bcfe)	99	99 - 104	111

Production Hedged - Natural Gas (Bcf)	64	52	51
Production Hedged - Oil (mmbbls)	2.8	2.3	2.3
Production Hedged - Gas Equivalent (Bcfe)	81	66	66

Dominion Virginia Power Gas & Oil (Bcfe)	---	18	6

Avg. NYMEX spot price - Natural Gas ($/mmbtu)	$6.63	$11.34	$8.98
Avg. NYMEX spot price - Oil ($/bbl)	$41.03	$60.31	$62.48

Average Hedge Price - Natural Gas ($/mmbtu)	$4.39	$5.12	$5.12
Average Hedge Price - Oil ($/bbl)	$28.60	$26.14	$26.14
Average Hedge Price - Gas Equivalent ($/mmbtu)	$4.47	$4.95	$4.95

Average Realized Price - Nat Gas ($/mcf)[1]	$4.18	$5.62	$4.99
Average Realized Price - Oil ($/bbl)[1]	$28.91	$34.87	$38.82
Average Realized Price - Gas Equivalent ($/mcfe)[1]	$4.33	$5.67	$5.51

VPP Volumes Delivered (Bcf)	14.0	14.6	14.6
VPP Net Revenue ($mm)	$76	$79	$79

E&P Lifting Costs ($/mcfe)[2]	$1.18	$1.60 - 1.65	$1.54
E&P DD&A Rate ($/mcfe)	$1.42	$1.65 - 1.70	$1.66

Average PJM West Price (7x24) ($/MWh)	$46.18	$106.18	$54.70
Average Mass Hub/New Eng. Price (7x24) ($/MWh)	$63.11	$82.60	$68.48

Interest Rates:
Average Short-Term Interest Rates	2.7%	4.6%	4.7%
Average Long-Term Interest Rates	5.4%	6.1%	5.8%

Average common shares outstanding, diluted (mm)	342.3	348.6	348.1

Quarterly Common Dividend Rate ($/share)	$0.67	$0.69	$0.69

Other

Weather Compared to Normal (mm)[3]	$9	$0	($33)

1) Dominion E&P Only
2) Includes transportation expense
3) After-tax impact on utility base revenue

Schedule 5 - Reconciliation of 2006 Earnings to 2005

Unaudited	Three months ended March 31
(millions, except EPS)	2006 vs. 2005
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Delivery
Regulated gas sales - weather	($12)	($0.04)
Regulated electric sales:
Weather - electric	(9)	(0.03)
Customer growth	3	0.01
Economy and other margins	(8)	(0.02)
Interest expense	(7)	(0.02)
North Carolina rate case settlement	(6)	(0.02)
Nonregulated retail energy marketing operations	10	0.03
Other	1	--
Share dilution	--	--
Change in contribution to operating earnings	($28)	($0.09)

Dominion Energy
Producer Services	$15	$0.04
RTO start-up and integration costs	4	0.01
Gas transmission rate settlement	(9)	(0.03)
Other	(2)	0.00
Share dilution	--	--
Change in contribution to operating earnings	$8	$0.02

Dominion Generation
Fuel expenses in excess of rate recovery	($32)	($0.09)
Regulated electric sales:
Weather	(19)	(0.05)
Customer growth	6	0.02
Outage costs	(19)	(0.05)
Income tax settlement	(10)	(0.03)
North Carolina rate case settlement	(10)	(0.03)
Interest expense	(9)	(0.03)
Merchant generation margins	76	0.22
RTO start-up and integration costs	3	0.01
Other	1	--
Share dilution	--	(0.01)
Change in contribution to operating earnings	($13)	($0.04)

Dominion E&P
Operations and maintenance:
FAS133 - M2M/Hedge Ineffectiveness	$127	$0.37
Other O&M	(47)	(0.14)
Gas and Oil - prices	61	0.18
Gas and Oil - production	49	0.14
DD&A	(30)	(0.09)
Business Interruption Insurance	(28)	(0.08)
Change in state income tax estimate	(10)	(0.03)
Other	(4)	(0.01)
Share dilution	--	(0.01)
Change in contribution to operating earnings	$118	$0.33

Corporate
Change in contribution to operating earnings	($10)	($0.03)

Change in consolidated operating earnings	$75	$0.19

Change in items excluded from operating earnings (1)	$30	$0.09

Change in net income (GAAP earnings)	$105	$0.28

(1)	Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 6 - 2Q06 Guidance Assumptions
	2Q05	2Q06
Description	Actual	Assumption

Natural Gas Production (Bcf)	72	78 - 80
Oil Production (mmbbls)	4.3	5.5 - 6.5
Equivalent Natural Gas Production (Bcfe)	98	112 - 118

Natural Gas Production Hedged (Bcf)	58	61
Oil Production Hedged (mmbbls)	2.6	3.4
Equivalent Natural Gas Production Hedged (Bcfe)	73	81

Dominion Virginia Power - Gas & Oil (Bcfe)	---	13

Avg. NYMEX Spot Price - Nat Gas ($/mmbtu)	$6.73	$7.29
Avg. NYMEX Spot Price - Oil ($/bbl)	$51.95	$65.04

Average Natural Gas Hedge Price ($/mmbtu)	$4.14	$4.74
Average Oil Hedge Price ($/bbl)	$26.11	$25.12
Average Natural Gas Equivalent Hedge Price ($/mmbtu)	$4.19	$4.61

Average Realized Price - Natural Gas ($/mcf)[1]	$4.17	$4.10
Average Realized Price - Oil ($/bbl)[1]	$26.66	$31.50
Average Realized Price - Gas Equivalent ($/mcfe)[1]	$4.25	$4.44

Locational Basis Differential Hedges (Bcf)	---	62
Average Hedge Price ($/mmbtu)	---	($0.21)

VPP Volumes Delivered (Bcf)	17.2	14.0
VPP Net Revenue ($mm)	$87	$63

E&P Lifting Costs ($/mcfe)[2]	$1.24	$1.50 - 1.60
E&P DD&A Rate ($/mcfe)	$1.42	$1.60 - 1.70

Average PJM West Price (7x24) ($/MWh)	$47.97	$53.65
Average Mass Hub/New Eng. Price (7x24) ($/MWh)	$63.26	$64.92

Interest Rates:
Average Short-Term Interest Rates	3.1%	5.1%
Average Long-Term Interest Rates	5.9%	7.0%

Average common shares outstanding, diluted (mm)	342.0	350.3

Quarterly Common Dividend Rate ($/share)	$0.67	$0.69

Items to consider:

Weather compared to normal (mm)[3]	($6)	---
Business interruption insurance - Ivan (mm)	$86	---
Sales of excess emission allowances (mm)	$29	---
Gas transmission rate settlement	$0	---
Kewaunee contribution	$0	---
Millstone refueling outages	One	---

1) Dominion E&P Only
2) Includes transportation expense
3) After-tax impact on utility base revenue